Exhibit 99.1

The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: February 25, 2022	web: www.buckle.com

Contact:	Thomas B. Heacock, Chief Financial Officer
The Buckle, Inc.
(308) 236-8491

THE BUCKLE, INC. ANNOUNCES LEADERSHIP APPOINTMENTS

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) announced today the following eight leadership appointments to the position of Vice President for the Company, all effective immediately:

•Jennifer L. Morrow – Vice President of Men’s Merchandising. Jenny has been employed by Buckle since June 2006 and most recently served as Divisional Merchandise Manager for Men’s Merchandising.
•Carissa N. Crocker – Vice President of Men’s Merchandising. Cari has been employed by Buckle since January 2007 and most recently served as Divisional Merchandise Manager for Men’s Merchandising.
•Scott A. Werth – Vice President of Sales and Strategy. Scott has been employed by Buckle since June 1989 and most recently served as Associate Vice President of Sales.
•Todd M. McCown – Vice President of Sales. Todd has been employed by Buckle since April 1991 and most recently served as Director of Sales.
•Tonya G. Robinson – Vice President of Sales. Tonya has been employed by Buckle since January 1986 and most recently served as Director of Sales.
•Brandon M. Hauff – Vice President of Information Technology. Brandon has been employed by Buckle since January 2008 and most recently served as Director of Project Management and IT Shared Services.
•Troy Forrest – Vice President of Marketing. Troy has been employed by Buckle since September 2019 and most recently served as Senior Director of Marketing.
•Adam J. Akerson – Vice President of Finance, Corporate Controller, and Assistant Treasurer. Adam has been employed by Buckle since November 2016 and most recently served as Corporate Controller and Assistant Treasurer.

The Company also announced the following changes to its executive leadership team, which are also effective immediately:

•Kelli D. Molczyk has been appointed Senior Vice President of Women’s Merchandising from her current position as Vice President of Women’s Merchandising, which she has held since December 2014.
•Michelle M. Hoffman has been appointed Senior Vice President of Sales from her current position as Vice President of Sales, which she has held since March 2014.
•Brady M. Fritz has been appointed Senior Vice President, General Counsel, and Corporate Secretary from her current position as Vice President, General Counsel, and Corporate Secretary, which she has held since March 2021.

Dennis H. Nelson, President and Chief Executive Officer, commented “2021 was an incredible year of growth across all aspects of our business. Our ongoing success is the direct result of the talent, dedication, and hard work of each of our 8,000 teammates, including the leaders we are recognizing today. Their leadership has been instrumental to our success and has our teams well positioned for 2022 and beyond.”

About Buckle

Offering a unique mix of high-quality, on-trend apparel, accessories, and footwear, Buckle caters to fashion-conscious young men and women. Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company’s exclusive brand, BKE. Headquartered in Kearney, Nebraska, Buckle currently operates 439 retail stores in 42 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com
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